UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D)of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Corporate Center, Rye, NY	10580
(Address of Principal Executive Offices)	(Zip Code)

(914) 921-3700
 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, GAMCO Investors, Inc. ("GAMCO") announced the hiring of Jeffrey M. Farber, 44, as the Executive Vice President-Finance/Corporate Development and Chief Financial Officer.

Mr. Farber was employed by Bear Stearns Inc. continuously since May 2000.  He joined Bear Stearns as an Assistant Controller.  In January 2004, Mr. Farber was named Controller and Principal Accounting Officer.  In March 2007, Mr. Farber was named Senior Vice President – Finance and Senior Managing Director.  Prior to Bear Stearns, Mr. Farber was an audit partner with Deloitte & Touche, where he was employed for fourteen years.  Mr. Farber graduated Lehigh University with a B.S. in Accounting and from New York University with an MBA in Finance.

As the Company’s Chief Financial Officer, Mr. Farber will receive a twenty percent participation in the Incentive-based Management Fee subject to certain minimum cash guaranteed amounts compensation of $1,250,000 for 2008 (from July 21) and a minimum guarantee of $3,000,000 in 2009.  In addition, Mr. Farber will be granted an upfront award of 25,000 shares of Restricted Stock under the Company’s Stock Award and Incentive Plan. Mr. Farber's employment agreement contains certain change of control provisions.

A copy of the press release is attached hereto as Exhibit 99.1 and the employment agreement as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

Exhibits

99.1 GAMCO's Press Release, dated July 24, 2008.

99.2 Farber Employment Agreement

Exhibit Index

Exhibit No.	Description
99.1	GAMCO's Press Release, dated July 24, 2008

99.2	Farber Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:        /s/ Douglas R. Jamieson
 Douglas R. Jamieson

President and Chief Operating Officer

Date: July 25, 2008